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                                                                   EXHIBIT 4.2.3

                           SYNTA PHARMACEUTICALS CORP.

                                SECOND AMENDMENT
                                     TO THE
                 AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT

     This Second Amendment (the "AMENDMENT") to the Amended and Restated Investor Rights Agreement, dated December 13, 2002, as amended by the First Amendment to the Amended and Restated Investor Rights Agreement, dated January 11, 2005, by and among Synta Pharmaceuticals Corp., a Delaware corporation (the "COMPANY"), and the Investors named therein (collectively, the "INVESTOR RIGHTS AGREEMENT"), is made as of January 31, 2007, by and among the Company and the Investors. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Investor Rights Agreement.

     WHEREAS, Section 4 of the Investor Rights Agreement sets forth certain rights granted to the Investors with respect to the right of first refusal (the "RIGHT OF FIRST REFUSAL") to purchase New Securities, as defined in Section 1(k) of the Investor Rights Agreement, issued by the Company and the obligation of the Company to provide notice to the Investors of any such issuances;

     WHEREAS, clauses (i) through (vii) of Section 1(k) of the Investor Rights Agreement exclude from the definition of New Securities certain securities issued by the Company;

     WHEREAS, on March 15, 2006, the Company adopted the Synta Pharmaceuticals Corp. 2006 Stock Plan (the "2006 STOCK PLAN"), pursuant to which the Company has issued securities to Participants, as defined in the 2006 Stock Plan, from such adoption through the date hereof (the "2006 STOCK PLAN ISSUANCES"), and intends to issue additional securities in accordance with the terms of the 2006 Stock Plan;

     WHEREAS, the 2006 Stock Plan Issuances may give rise to the Investors' Right of First Refusal with respect to such issuances and the Company's obligation to provide notice thereof;

     WHEREAS, the Company and the Investors wish to amend the Investor Rights Agreement by amending the definition of New Securities to exclude all securities issued under any equity compensation plans approved by the Board of Directors of the Company from the definition thereof;

     WHEREAS, the Investors wish to waive the Right of First Refusal with respect to the 2006 Stock Plan Issuances and the Company's obligation to provide notice thereof; and

     WHEREAS, in accordance with Section 5.7 of the Investor Rights Agreement, by executing and delivering this Amendment, the Company and each Investor has approved this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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     1. AMENDMENT OF INVESTOR RIGHTS AGREEMENT.

     The Investor Rights Agreement is hereby amended by deleting clause (iii) of
Section 1(k) in its entirety and by substituting in lieu thereof the following:

     "(iii) up to 23,172,930 shares of Common Stock issued or issuable to employees, consultants or directors of the Company pursuant to equity compensation plans or arrangements approved by the Board of Directors of the Company (including shares issued or issuable upon exercise of options previously granted), which number of shares (A) shall be adjusted upwards to accommodate any increases in the number of shares of Common Stock issuable under such plans and arrangements pursuant to the express terms and provisions thereof (for example, pursuant to any "evergreen" or similar provision set forth in such plans or arrangements) or (B) may be adjusted upward by the affirmative vote of the Board of Directors of the Company;"

     2. WAIVER OF RIGHT OF FIRST REFUSAL.

     In accordance with Section 5.7 of the Investor Rights Agreement, the undersigned Investors, being all of the Investors that are a party to the Investor Rights Agreement, hereby waive the Right of First Refusal in connection with the 2006 Stock Plan Issuances of the Company up through and including the date of this Amendment and the obligation of the Company to provide notice thereof.

     3. MISCELLANEOUS.

     (i) Except as contemplated by this Amendment, all of the terms and conditions of the Investor Rights Agreement shall remain in full force and effect.

     (ii) This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                       2

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     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

                                    COMPANY:

                                    SYNTA PHARMACEUTICALS CORP.

                                    By: /s/ SAFI R. BAHCALL
                                       -----------------------------------------
                                    Name: Safi R. Bahcall, Ph.D.
                                    Title: President and Chief Executive Officer

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     [Second Amendment to the Amended and Restated Investor Rights Agreement,
                           Signature Page, CONTINUED]

                                                     INVESTORS:


                                                     CxSYNTA LLC

                                                     By: /s/ BRUCE KOVNER
                                                         ----------------
                                                     Name: Bruce Kovner
                                                     Title:

                                                     /s/ BRUCE KOVNER
                                                         ------------
                                                     Bruce Kovner


                                                     GOLLUST TRUST II

                                                     By: /s/ KENNETH S. DAVIDSON
                                                         -----------------------
                                                     Name: Kenneth S. Davidson
                                                     Title:

                                                     WYANDANCH PARTNERS, L.P.

                                                     By: /s/ KEITH R. GOLLUST
                                                         --------------------
                                                     Name: Keith R. Gollust
                                                     Title:


                                                     /s/ KEITH R. GOLLUST
                                                         ----------------
                                                     Keith R. Gollust


                                                     /s/ ROBERT A. DAY
                                                         -------------
                                                     Robert A. Day

                                                     ROBERT A. DAY TRUST


                                                     By: /s/ ROBERT A. DAY
                                                         -----------------
                                                     Name: Robert A. Day
                                                     Title

                                       4

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    [Second Amendment to the Amended and Restated Investor Rights Agreement,
                           Signature Page, CONTINUED]


                                                     /s/ RICHARD N. FOSTER
                                                         -----------------
                                                     Richard N. Foster


                                                     /s/ JONATHAN D. JAFFREY
                                                         -------------------
                                                     Jonathan D. Jaffrey


                                                     /s/ KASHIF F. SHEIKH
                                                         ----------------
                                                     Kashif F. Sheikh

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